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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of ADVO, Inc. ("ADVO") of our report dated October 23, 2000, except for Note 16, as to which the date is November 2, 2000, included in the 2000 Annual Report to Stockholders of ADVO.

Our audits also included the financial statement schedule of ADVO listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No, 333-47516) pertaining to the ADVO, Inc. Deferred Compensation Plan, (Form S-8 No. 333-71679) pertaining to the 1998 Incentive Compensation Plan, (Form S-8 No. 333-81365) pertaining to the MailCoups, Inc. 401(k) Savings Plan, (Form S-8 No. 333-38237) pertaining to the ADVO, Inc.'s President's Club Stock Award Plan, (Form S-8 No. 333-11323) pertaining to the ADVO, Inc. 401(k) Plan and in the related Prospectuses of our report dated October 23, 2000, except for Note 16, as to which the date is November 2, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of ADVO.


                                                           /s/ Ernst & Young LLP

Hartford, Connecticut
December 14, 2000